Exhibit 15(a)(viii)

                                 ADDENDUM ADDING
                   SSGA LIFE SOLUTIONS INCOME AND GROWTH FUND
                        SSGA LIFE SOLUTIONS BALANCED FUND
                         SSGA LIFE SOLUTIONS GROWTH FUND
                                TO THE SSgA FUNDS
                              PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12b-1

Pursuant to Paragraph 4(b) of the SSgA Funds' Plan of Distribution Pursuant to Rule 12b-1 ("Rule 12b-1 Plan"), the undersigned parties agree that the SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, and SSgA Life Solutions Growth Fund (collectively, the "Funds") be added each as "Funds" under the Rule 12b-1 Plan and further agree to be bound by the terms and conditions of the Rule 12b-1 Plan with respect to the Funds.

Notwithstanding anything to the contrary in Section 4 of the Rule 12b-1 Plan, the initial term of the Rule 12b-1 Plan with respect to the Funds shall be until April 12, 1998.

Dated:  April 10, 1997

ATTEST:                                     SSgA FUNDS


By: /s/Carla L. Anderson                    By: /s/Lynn L. Anderson
    ----------------------------                --------------------------------
                                                Lynn L. Anderson
                                                President

ATTEST:                                     RUSSELL FUND DISTRIBUTORS, INC.


By: /s/Linda A. Heinrich                    By: /s/J. David Griswold
    ----------------------------                --------------------------------
                                                J. David Griswold
                                                Associate General Counsel
                                                  and Assistant Secretary